Exhibit 99.1

Maison Solutions Signs Consultancy Agreement with Four Good Fortune Supermarkets

MONTEREY PARK, CA / ACCESS Newswire / January 30, 2025 / Maison Solutions Inc. (NASDAQ: MSS) (“Maison Solutions” or the “Company”), a U.S.-based specialty grocery retailer offering traditional Asian and international food and merchandise, announced it has signed a 12-month consultancy agreement with an option to extend for an additional 12-months, with four Good Fortune Supermarkets located across Massachusetts, New York, Rhode Island, and Virginia, effective January 29, 2025.

Under the agreement, Maison Solutions will leverage its knowledge and experience in supermarket operations and digitization to provide consulting services to enhance operational efficiency, marketing outreach, and business growth for each of the four supermarkets. Maison Solutions will be compensated with a total weekly service fee of $25,000, which equates to an aggregate of approximately $1.3 million annually.

Additional details of the scope of service under the consultancy agreement include:

●	Marketing Services: Customized marketing strategies tailored to each location’s unique market needs, including digital marketing initiatives, in-store promotional campaigns, customer loyalty programs, and management of seasonal marketing efforts to drive foot traffic, increase brand visibility, and boost sales.

●	Supply Chain and Distribution Support: Enhancing supply chain and distribution process by providing expertise in inventory forecasting, order processing, vendor relationship management, and efficient distribution coordination, along with advice on cost-effective sourcing strategies, inventory optimization, and streamlined logistics to reduce lead times and enhance supply chain resilience.

●	Technology Support and Assistance: Ongoing technology support for point-of-sale systems, inventory management software, customer relationship management tools, and other operational technologies.

●	Store Setup and Expansion Planning: Strategic consultancy on optimal store layout, facilitate setup of new stores, and support expansion initiatives, including conducting feasibility studies, preparing budgets, development project timelines, and assistance on necessary permitting, vendor selection, and contracting.

●	Training Services: Tailored staff training program to enhance customer service, sales techniques, inventory control, and operational use of technology systems.

John Xu, President, Chairman, and Chief Executive Officer of Maison Solutions, stated: “When we first founded Maison Solutions, our goal went beyond running a grocery store chain to compete with market leaders. We aimed to be a solutions provider, offering strategic consulting and technological support to help smaller grocery chains enhance and grow their services. This consulting agreement marks a significant milestone in our mission since our public listing. With our team’s diverse and extensive expertise in all areas of grocery store operations, we are excited to support our counterparts on the east coast. This agreement provides a strategic and alternative means of strengthening our balance sheet to fund future expansion plans, which includes further renovation plans for our operating HK Good Fortune stores and exploring additional acquisition targets.”

About Maison Solutions Inc.

Maison Solutions Inc. is a U.S.-based specialty grocery retailer offering traditional Asian food and merchandise, particularly to members of Asian-American communities. The Company is committed to providing Asian fresh produce, meat, seafood, and other daily necessities in a manner that caters to traditional Asian-American family values and cultural norms, while also accounting for the new and faster-paced lifestyle of younger generations and the diverse makeup of the communities in which the Company operates. Since its formation in 2019, the Company has acquired equity interests in four traditional Asian supermarkets in the Los Angeles, California area, operating under the brand name HK Good Fortune, and three supermarkets in the Phoenix and Tucson, Arizona metro areas, operating under the brand name Lee Lee International Supermarket. To learn more about Maison Solutions, please visit the Company’s website at www.maisonsolutionsinc.com. Follow us on LinkedIn and X.

Cautionary Note Concerning Forward-Looking Statements

This press release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. We caution readers that forward-looking statements are predictions based on our current expectations about future events. These forward-looking statements are not guarantees of future performance and are subject to risks, uncertainties and assumptions that are difficult to predict. Our actual results, performance, or achievements could differ materially from those expressed or implied by the forward-looking statements as a result of a number of factors, including the risks discussed under the heading “Risk Factors” discussed under the caption “Item 1A. Risk Factors” in Part I of our most recent Annual Report on Form 10-K or any updates discussed under the caption “Item 1A. Risk Factors” in Part II of our Quarterly Reports on Form 10-Q and in our other filings with the SEC, copies of which are available on the SEC’s website at www.sec.gov. Maison Solutions undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise that occur after the date of this release, except as required by law.

Investor Relations Contact:

Gateway Group, Inc.

+1-949-574-3860

MSS@gateway-grp.com